SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 13, 2003


                           MICRON ENVIRO SYSTEMS, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)


NEVADA                                                       98-0202944
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(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

789 West Pender Street, Suite 460
Vancouver, British Columbia, Canada                          V6C 1H2
-----------------------------------                          -------
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code           604-646-6903
                                                             ------------

Commission File Number:  000-30258
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(Former name or former address,                              (Zip Code)
if changed since last report.)




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The  following   information   specifies   forward-looking   statements  of  our
management.   Forward-looking   statements  are  statements  that  estimate  the
happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology such as
"may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable",
"possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms. Actual results may differ materially from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.


ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.


ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.


ITEM 5. OTHER EVENTS

We are pleased to announce that the workover rig has now arrived on the Z1 Well site. This rig will drill out the temporary plug that we inserted above the oil zone. This operation should enable the Z1 Well to flow both oil and gas at the same time. If the procedure is completed without any unforeseen issues, the oil could be flowing as early as 3 to 4 days from commencement of the operation.

We also expect to have an update on the final evaluation of the logs taken from the Z2 Well in the next few days. Once the analysis is complete, a plan for extraction of hydrocarbons will be devised and carried out. The operator has informed us that the preliminary logs are very encouraging with a substantial pay zone of 104 continuous feet. We expect to update our shareholders next week regarding these exciting developments.





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The Green Ranch Prospect is a proposed 15 well program consisting of 4,131 acres of leasehold on the Green Ranch in Stephens County, Texas. This leasehold is located approximately 50 miles northeast of Abilene, Texas and approximately 10 miles northwest of Breckenridge, Texas, along the North Stephens-Shackelford County line. The Green Ranch Prospect lies within an oil and gas producing province identified as Texas Railroad Commission District 7B, which encompasses 24 counties in North Central Texas. TRRC reports indicate District 7B has produced a total of 2.225 billion barrels of oil from 1935 through to June 2001. These reports also indicate the district has made 2.277 TCF of unassociated gas (gas wells) from 1970 through to June 2001. It is estimated that this district accumulated approximately 2.78 TCF of casinghead gas. During the year 2000, District 7B made 14.1 million barrels of oil, 18.6 BCF of casinghead gas and
45.3 BCF of unassociated gas. There has been over $1.9 million spent on the Green Ranch Prospect.

By interpreting the seismic data, several "bright spots" have been identified within the Bend Conglomerate and other formations within the prospect and are being targeted for testing. In 1997, a well drilled on one of the "bright spots" in the Conglomerate blew out around the surface casing, flowing at rates of 10 to 15 million cubic feet per day.

In other corporate news, the meetings in regards to the 50 well oil prospect in Saskatchewan, Canada are progressing well and we expect to be able to announce the status of this exciting project within the next two weeks.

Bernard McDougall, our president stated, "MSEV is moving forward with numerous positive events at this time. This is easily the largest and most significant period of growth and corporate development the company has experienced under the current management. The oil and gas sector is trading at two year highs and MSEV's goal is to capture as much market share as possible to exploit these times of high commodity prices."

We are an emerging oil and gas company with the goal of becoming a mid-range oil and gas producer that focuses on the North American marketplace.


ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.


ITEM 7. FINANCIAL STATEMENTS

Not Applicable.


ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.


ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.









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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


MICRON ENVIRO SYSTEMS, INC.



/s/ Bernard McDougall
----------------------------------
Bernard McDougall
President & Director

Date:    February 13, 2003




























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